OGDEN CORPORATION

                             1999 STOCK OPTION PLAN
                            (Effective May 20, 1999)

1.   Purpose.

                  The purposes of this Ogden Corporation 1999 Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ of, or to continue to serve as directors of, Ogden Corporation (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options and other awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

2.   Shares Subject to Plan.

                  The maximum number of shares of the common stock, par value $.50 per share (the "Common Stock"), of the Company that may be delivered to participants ("Participants") and their beneficiaries under the Plan shall be 4,000,000. For purposes of this Section 2, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of stock options shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the
Plan). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.

3.   Administration.

                  (A) The Plan shall be administered by a committee (the "Committee") which shall consist of three or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may
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delegate to any one of its members the authority of the Committee with respect to the grant of Awards to an employee who shall not be an officer and/or director of the Company and who is not, and may not reasonably be expected to become, a "covered employee" within the meaning of section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

                  (B) The Committee's powers and authority shall include, but not be limited to (i) selecting individuals for participation who are employees of the Company and any subsidiary of the Company and members of the Board; (ii) determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; (iii) permitting transferability of awards to third parties; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this
Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

4.   Types of Awards.

                  An Award may be granted singularly, in combination with another Award(s) or in tandem whereby exercise or vesting of one Award held by a Participant cancels another award held by the Participant. Subject to Section 6 hereof, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

                  (A) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) or (b) options which are not incentive stock options ("non-qualified stock options"), as determined at the time of the grant thereof by the Committee.

                  (B) A stock appreciation right, which is a right to receive a payment in cash, shares of Common Stock or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of shares of Common Stock over the aggregate exercise price of the stock appreciation rights being exercised.

                  (C) A cash award, which is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. The performance goals that may be used by the Committee for such awards shall consist of cash generation targets, profits, revenue and market share targets, profitability targets as measured by return ratios and shareholder returns. The Committee may designate a single goal criterion or
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multiple goal criteria for performance measure purposes with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly traded companies.

                  (D) The Committee may provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay (i) any federal, state or local income taxes arising out of the exercise of an Award or
(ii) the exercise price with respect to any Award or (iii) to purchase shares of Common Stock on the open market. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject so such other terms and conditions as the Committee may determine.

5.   Eligibility.

                  An Award may be granted only to (i) employees of the Company or a Subsidiary, (ii) directors of the Company who are not employees of the Company or a Subsidiary and (iii) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

6.   Stock Option Prices and Fair Market Value.

                  (A) Except as otherwise provided in Section 14 hereof, the initial per share option price of any stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time a stock option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

                  (B) For all purposes of this Plan, the fair market value of a share of Common Stock on any date shall be (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by a qualified appraiser selected by the Committee.

7.   Option Term.

                  Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 14 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of
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the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

8.   Limitation on Amount of Awards Granted.

                  (A) Except as otherwise provided in Section 14 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

                  (B) No Participant shall be granted stock options and/or stock appreciation rights during any calendar year to purchase more than an aggregate of 500,000 shares of Common Stock.

                  (C) Subject to Section 8(D), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 4,000,000. The maximum payment that may be made for awards granted to any one individual pursuant to Section 4(C) hereof shall be $3,000,000 for any single or combined performance goals established for a specified performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

                  (D) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

9.   Adjustment of Number of Shares.

                  (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award, the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the Plan but not yet covered by an Award, for each share of Common Stock which may be purchased upon the exercise of stock options granted under the Plan but not yet covered by a stock option and for each share of Common Stock referred to in Section 8B, the number and kind of shares of stock or other securities into which
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each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

                  (B) In the event that there shall be any change, other than as specified in Section 9(A) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award.

                  (C) In the case of any substitution or adjustment in accordance with the provisions of this Section 9, the option price in each stock option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 9.

                  (D) No adjustment or substitution provided for in this Section 9 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any stock option.

                  (E) In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.

                  (F) (i) Notwithstanding the foregoing provisions of this
Section 9, in the event of a Change in Control, each Award shall become fully vested and exercisable.

                     (ii) As used herein, "Change in Control" shall mean:

                             (I) any Person (as such term is defined in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established, pursuant to the terms of any such benefit plan;

                             (II) the Company's stockholders approve an
agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, the Company; or

                             (III) during any two-year period, individuals who
at the date on which the period commences constitute a majority of the Board cease to constitute a majority of
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thereof for any reason; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board.

10.  Purchase for Investment, Waivers and Withholding.

                  (A) Unless the delivery of shares under any Award shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to represent to the Company in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

                  (B) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

                  (C) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

11.  No Stockholder Status; No Restrictions on Corporate Acts; No Employment
Right.

                  (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

                  (B) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                  (C) Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

12.  Termination and Amendment of the Plan.

                  The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further
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approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 9 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining stock option prices. Except as otherwise provided in Section 14 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

13.  Expiration and Termination of the Plan.

                  The Plan shall terminate on May 19, 2009 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 1999 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

14.  Stock Options Granted in Connection With Acquisitions.

                  In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), stock options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such stock options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 12 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such stock options.